                                                                   Exhibit 10.19


                                      Contractor Name: Harrison Enterprise, Inc.



                    INDEPENDENT CONTRACTOR SERVICES AGREEMENT


THIS AGREEMENT is between NetManage, Inc. a Delaware Corporation and its successors or assignees ("Client") and the undersigned Shelley A. Harrison, dba:
Harrison Enterprises, Inc. (the "Contractor").

1. ENGAGEMENT OF SERVICES. Client may from time to time issue Project Assignment(s) in the form attached to this Agreement as Exhibit A. Subject to the terms of this Agreement, Contractor will, to the best of its ability, render the services set forth in Project Assignment(s) accepted by Contractor (the "Project(s)") by the completion dates set forth therein. The manner and means by which Contractor chooses to complete the Projects are in Contractor's sole discretion and control. Contractor agrees to exercise the highest degree of professionalism, and to utilize its expertise and creative talents in completing such Projects. In completing the Projects, Contractor agrees to provide its own equipment, tools and other materials at its own expense. Client will make its facilities and equipment available to Contractor when necessary. Contractor shall perform the services necessary to complete the Projects in a timely and professional manner consistent with industry standards, and at a location, place and time which the Contractor deems appropriate. Contractor may not subcontract or otherwise delegate its obligations under this Agreement without Client's prior written consent.

2. COMPENSATION. Client will pay Contractor a fee for services rendered under this Agreement as set forth in the Project Assignment(s) undertaken by Contractor and attached as EXHIBIT A. Contractor shall be responsible for all expenses incurred in performing services under this Agreement. Upon termination of this Agreement for any reason, Contractor will be paid fees and expenses on a proportional basis as stated in the Project Assignment(s) for work which is then in progress, to and including the effective date of such termination. Unless other terms are set forth in the Project Assignment(s) for work which is in progress, Client will pay the Contractor for services and will reimburse the Contractor for previously approved expenses within thirty (30) days of the date of Contractor's invoice.

3. INDEPENDENT CONTRACTOR RELATIONSHIP. Contractor's relationship with Client will be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Contractor is not the agent of Client and is not authorized to make any representation, contract, or commitment on behalf of Client. Contractor will not be entitled to any of the benefits which Client may make available to its employees, such as group insurance, profit-sharing or retirement benefits. Contractor will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Contractor's performance of services and receipt of fees under this Agreement. Client will regularly report amounts paid to Contractor by filing Form 1099-MISC with the Internal Revenue Service as required by law: Because Contractor is an independent contractor, Client will not withhold or make payments for social security; make unemployment insurance or disability insurance contributions; or obtain worker's compensation insurance on Contractor's behalf. Contractor agrees to accept exclusive liability for complying with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability and other contributions based on fees paid to Contractor, its agents or employees under this Agreement. Contractor hereby agrees to indemnify and defend Client against any and all such taxes or contributions, including penalties and interest.

4.      TRADE SECRETS - INTELLECTUAL PROPERTY RIGHTS.

        4.1 PROPRIETARY INFORMATION. Contractor agrees during the term of this Agreement and thereafter that it will take all steps reasonably necessary to hold Client's Proprietary Information in trust and confidence, will not use Proprietary Information in any manner or for any purpose not expressly set forth in this Agreement, and will not disclose any such Proprietary Information to any third party without first obtaining Client's express written consent on a case-by-case basis. By way of illustration but not limitation "PROPRIETARY INFORMATION" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "INVENTIONS"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of Client. Notwithstanding the other provisions of this Agreement, nothing received by Contractor will be considered to be


                                       1.

Client Proprietary Information if (1) it has been published or is otherwise readily available to the public other than by a breach of this Agreement; (2) it has been rightfully received by Contractor from a third party without confidential limitations; (3) it has been independently developed for Contractor by personnel or agents having no access to the Client Proprietary Information; or (4) it was known to Contractor prior to its first receipt from Client.

        4.2 THIRD PARTY INFORMATION. Contractor understands that Client has received and will in the future receive from third parties confidential or proprietary information ("THIRD PARTY INFORMATION") subject to a duty on Client's part to maintain the confidentiality of such information and use it only for certain limited purposes. Contractor agrees to hold Third Party Information in confidence and not to disclose to anyone (other than Client personnel who need to know such information in connection with their work for Client) or to use, except in connection with Contractor's work for Client, Third Party Information unless expressly authorized in writing by an officer of Client.

        4.3 NO CONFLICT OF INTEREST. Contractor agrees during the term of this Agreement not to accept work or enter into a contract or accept an obligation, inconsistent or incompatible with Contractor's obligations under this Agreement or the scope of services rendered for Client. Contractor warrants that to the best of its knowledge, there is no other existing contract or duty on Contractor's part inconsistent with this Agreement, unless a copy of such contract or a description of such duty is attached to this Agreement as EXHIBIT
B. Contractor further agrees not to disclose to Client, or bring onto Client's premises, or induce Client to use any confidential information that belongs to anyone other than Client or Contractor.

        4.4 DISCLOSURE OF WORK PRODUCT. As used in this Agreement, the term "WORK PRODUCT" means any Invention, whether or not patentable, and all related know-how, designs, mask works, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or other copyrightable or patentable works. Contractor agrees to disclose promptly in writing to Client, or any person designated by Client, all Work Product which is solely or jointly conceived, made, reduced to practice, or learned by Contractor in the course of any work performed for Client ("CLIENT WORK PRODUCT"). Contractor represents that any Work Product relating to Client's business or any Project which Contractor has made, conceived or reduced to practice at the time of signing this Agreement ("PRIOR WORK PRODUCT") has been disclosed in writing to Client and attached to this Agreement as EXHIBIT C. If disclosure of any such Prior Work Product would cause Contractor to violate any prior confidentiality agreement, Contractor understands that it is not to list such Prior Work Product in EXHIBIT C but it will disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs, and the fact that full disclosure as to such Prior Work Product has not been made for that reason. A space is provided in EXHIBIT C for such purpose.

        4.5 OWNERSHIP OF WORK PRODUCT. Contractor shall specifically describe and identify in EXHIBIT C all technology which (a) Contractor intends to use in performing under this Agreement, (b) is either owned solely by Contractor or licensed to Contractor with a right to sublicense and (c) is in existence in the form of a writing or working prototype prior to the Effective Date ("BACKGROUND TECHNOLOGY"). Contractor agrees that any and all Inventions conceived, written, created or first reduced to practice in the performance of work under this Agreement shall be the sole and exclusive property of Client.

4.6 ASSIGNMENT OF CLIENT WORK PRODUCT. Except for Contractor's rights in the Background Technology, Contractor irrevocably assigns to Client all right, title and interest worldwide in and to the Client Work Product and all applicable intellectual property rights related to the Client Work Product, including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing rights (the "PROPRIETARY RIGHTS"). Except as set forth below, Contractor retains no rights to use the Client Work Product and agrees not to challenge the validity of Client's ownership in the Client Work Product. Contractor hereby grants to Client a non-exclusive, royalty-free, irrevocable and world-wide right, with rights to sublicense through multiple tiers of sublicensees, to reproduce, make derivative works of, publicly perform, and publicly display in any form or medium, whether now known or later developed, distribute, make, use and sell Background Technology and any Prior Work Product incorporated or used in the Client Work Product for the purpose of developing and marketing Client products.

        4.7 WAIVER OR ASSIGNMENT OF OTHER RIGHTS. If Contractor has any rights to the Client Work Product that cannot be assigned to Client, Contractor unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Client with respect to such rights, and


                                       2.

agrees, at Client's request and expense, to consent to and join in any action to enforce such rights. If Contractor has any right to the Client Work Product that cannot be assigned to Client or waived by Contractor, Contractor unconditionally and irrevocably grants to Client during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through multiple levels of sublicensees, to reproduce, create derivative works of, distribute, publicly perform and publicly display by all means now known or later developed, such rights.

        4.8 ASSISTANCE. Contractor agrees to cooperate with Client or its designee(s), both during and after the term of this Agreement, in the procurement and maintenance of Client's rights in Client Work Product and to execute, when requested, any other documents deemed necessary by Client to carry out the purpose of this Agreement. Contractor agrees to execute upon Client's request a signed transfer of copyright to Client in the form attached to this Agreement as EXHIBIT D for all Client Work Product subject to copyright protection, including, without limitation, computer programs, notes, sketches, drawings and reports.

        4.9 ENFORCEMENT OF PROPRIETARY RIGHTS. Contractor will assist Client in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Client Work Product in any and all countries. To that end Contractor will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as Client may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, Contractor will execute, verify and deliver assignments of such Proprietary Rights to Client or its designee. Contractor's obligation to assist Client with respect to Proprietary Rights relating to such Client Work Product in any and all countries shall continue beyond the termination of this Agreement, but Client shall compensate Contractor at a reasonable rate after such termination for the time actually spent by Contractor at Client's request on such assistance.

        4.10 EXECUTION OF DOCUMENTS. In the event Client is unable for any reason, after reasonable effort, to secure Contractor's signature on any document needed in connection with the actions specified in the preceding sections 4.8 and 4.9, Contractor hereby irrevocably designates and appoints Client and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and in its behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Contractor. Contractor hereby waives and quitclaims to Client any and all claims, of any nature whatsoever, which Contractor now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to Client.

5. CONTRACTOR REPRESENTATIONS AND WARRANTIES. Contractor hereby represents and warrants that (a) the Client Work Product will be an original work of Contractor and any third parties will have executed assignment of rights reasonably acceptable to Client; (b) neither the Client Work Product nor any element thereof will infringe the Proprietary Rights of any third party; (c) neither the Client Work Product nor any element thereof will be subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances or encroachments; (d) Contractor will not grant, directly or indirectly, any rights or interest whatsoever in the Client Work Product to third parties; (e) Contractor has full right and power to enter into and perform this Agreement without the consent of any third party; (f) Contractor will take all necessary precautions to prevent injury to any persons (including employees of Client) or damage to property (including Client's property) during the term of this Agreement; and (g) should Client permit Contractor to use any of Client's equipment, tools, or facilities during the term of this Agreement, such permission shall be gratuitous and Contractor shall be responsible for any injury to any person (including death) or damage to property (including Client's property) arising out of use of such equipment, tools or facilities, whether or not such claim is based upon its condition or on the alleged negligence of Client in permitting its use.

6. INDEMNIFICATION. Contractor will indemnify and hold harmless Client, its officers, directors, employees, sublicensees, customers and agents from any and all claims, losses, liabilities, damages, expenses and costs (including attorneys' fees and court costs) which result from a breach or alleged breach of any representation or warranty of Contractor (a "Claim") set forth in Section 5 of this Agreement, provided that Client gives Contractor written notice of any such Claim and Contractor has the right to participate in the defense of any such Claim at its expense. From the date of written notice from Client to Contractor of any such Claim, Client shall have the right to withhold from any payments due Contractor under this Agreement the amount of any

                                       3.

defense costs, plus additional reasonable amounts as security for Contractor's obligations under this Section 6.

7. TERM AND TERMINATION.

        7.1 TERM. Subject to the provisions of Sections 7.2, 7.3 and 7.4 below, this Agreement is valid for an initial term of two (2) years commencing on the Effective Date in accordance with the terms of this Agreement.

        7.2 TERMINATION BY CLIENT. Client may terminate this Agreement at its convenience and without any breach by Contractor upon ninety (90) days' prior written notice to Contractor. Client may also terminate this Agreement immediately in its sole discretion upon Contractor's material breach of Section 4 and/or Section 7.4.

        7.3 TERMINATION BY CONTRACTOR. Contractor may terminate this Agreement at its convenience upon ninety (90) days' prior written notice to Client.

        7.4 NONINTERFERENCE WITH BUSINESS. During and for a period of two (2) years immediately following termination of this Agreement by either party, Contractor agrees not to solicit or induce any employee or independent contractor to terminate or breach an employment, contractual or other relationship with Client.

        7.5 RETURN OF CLIENT PROPERTY. Upon termination of the Agreement or earlier as requested by Client, Contractor will deliver to Client any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Client Work Product, Third Party Information or Proprietary Information of Client. Contractor further agrees that any property situated on Client's premises and owned by Client, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Client personnel at any time with or without notice.

8. GOVERNMENT OR THIRD PARTY CONTRACTS.

        8.1 GOVERNMENT CONTRACTS. In the event that Contractor shall perform services under this Agreement in connection with any Government contract in which Client may be the prime contractor or subcontractor, Contractor agrees to abide by all laws, rules and regulations relating thereto. To the extent that any such law, rule or regulation requires that a provision or clause be included in this Agreement, Contractor agrees that such provision or clause shall be added to this Agreement and the same shall then become a part of this Agreement.

        8.2 SECURITY. In the event the services of the Contractor should require Contractor to have access to Department of Defense classified material, or other classified material in the possession of Client's facility, such material shall not be removed from Client's facility. Contractor agrees that all work performed under this Agreement by Contractor which involves the use of classified material mentioned above shall be performed in a secure fashion (consistent with applicable law and regulations for the handling of classified material) and only at Client's facility.

        8.3 OWNERSHIP. Contractor also agrees to assign all of its right, title and interest in and to any Work Product to a Third Party, including without limitation the United States, as directed by Client.

9. GENERAL PROVISIONS.

        9.1 GOVERNING LAW. This Agreement will be governed and construed in accordance with the laws of the State of California as applied to transactions taking place wholly within California between California residents. Contractor hereby expressly consents to the personal jurisdiction of the state and federal courts located in Santa Clara County, California for any lawsuit filed there against Contractor by Client arising from or related to this Agreement.

        9.2 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

        9.3 NO ASSIGNMENT. This Agreement may not be assigned by Contractor without Client's consent,

                                       4.

and any such attempted assignment shall be void and of no effect.

        9.4 NOTICES. All notices, requests and other communications under this Agreement must be in writing, and must be mailed by registered or certified mail, postage prepaid and return receipt requested, or delivered by hand to the party to whom such notice is required or permitted to be given. If mailed, any such notice will be considered to have been given five (5) business days after it was mailed, as evidenced by the postmark. If delivered by hand, any such notice will be considered to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party. The mailing address for notice to either party will be the address shown on the signature page of this Agreement. Either party may change its mailing address by notice as provided by this section.

        9.5 INJUNCTIVE RELIEF. A breach of any of the promises or agreements contained in this Agreement may result in irreparable and continuing damage to Client for which there may be no adequate remedy at law, and Client is therefore entitled to seek injunctive relief as well as such other and further relief as may be appropriate.

        9.6 SURVIVAL. The following provisions shall survive termination of this
Agreement: Section 4, Section 5, Section 6 and Section 7.3.

        9.7 EXPORT. Contractor agrees not to export, directly or indirectly, any U.S. source technical data acquired from Client or any products utilizing such data to countries outside the United States, which export may be in violation of the United States export laws or regulations.

        9.8 WAIVER. No waiver by Client of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by Client of any right under this Agreement shall be construed as a waiver of any other right. Client shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

        9.9 ENTIRE AGREEMENT. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. The terms of this Agreement will govern all Project Assignments and services undertaken by Contractor for Client. In the event of any conflict between this Agreement and a Project Assignment, the Project Assignment shall control, but only with respect to the services set forth herein.


                                       5.

        IN WITNESS WHEREOF, the parties have caused this Independent Contractor Services Agreement to be executed by their duly authorized representative.

CLIENT:

NetManage, Inc.
---------------------------------------------

Zvi Alon
---------------------------------------------
              (Printed Name)

By: /s/ Zvi Alon
                -----------------------------

Title: CEO
          -----------------------------------

Address: 10725 North De Anza Blvd.
                                  -----------

Cupertino, CA 95014
---------------------------------------------

---------------------------------------------



CONTRACTOR:

HARRISON ENTERPRISES INC.
---------------------------------------------
              (Printed Name)

By:  /s/ Shelley A. Harrison
                            -----------------

Title: Chairman
               ------------------------------
     (if applicable)

Address: 5 Norma Lane
                     -----------------------

Dix Hills, NY  11746
---------------------------------------------

---------------------------------------------


        For copyright registration purposes only, Contractor must provide the following information:

       Date of Birth:  10/13/42
                               -----------
Nationality or Domicile:  USA
                              -----------




                                       6.

                                    EXHIBIT A

                               PROJECT ASSIGNMENT


                          BRIEF DESCRIPTION OF SERVICES

Contractor shall spend two days per week assisting the Chief Executive Officer and designated internal team of the Client's management in developing and perfecting its new business plan. The Contractors effort will be based primarily out of New York with travel to Client, its customers or business partner sites as necessary.

PAYMENT OF FEES. Fee will be:

A fixed sum of $150,000 per year (including Contractor's annual Director's fee, which shall not exceed $12,000 per year for the term of this Agreement). The fees shall be paid at the end of each month for twenty-four (24) months or until the earlier termination of this Agreement.

Contractor shall also be granted an option to purchase 150,000 total shares (including Contractor's annual grant of 1,600 shares from the Client's Director's Plan and 146,800 shares at a share price of $1.92 from the Client's 1999 Non-Statutory Stock Option Plan in accordance with its terms of each such plan respectively) of the Common Stock (the "Options"). During the term of this Agreement, the Options granted under Client's 1999 Non-Statutory Stock Option Plan (the "Plan") shall vest and become exercisable in accordance with the following schedule: 1/24th of the shares shall vest each month from the date executed by Contractor below as the commencement date . Upon a change of control of the Client, the Options granted under the Plan shall vest in full immediately. Upon the cessation of Contractor's engagement, for any reason other than a change of control, the Options granted under the Plan shall immediately terminate with respect to any shares for which the Options are not otherwise at that time vested and exercisable. Vested shares shall survive such termination for a period of five years.


        If this Project Assignment or the Independent Contractor Services Agreement which governs it is terminated for any reason, fees will be paid based on:

contractor time spent:

the proportion of the deliverables furnished Client, as determined by Client:

other, as follows:
                  --------------------------------------------------------------

--------------------------------------------------------------------------------

EXPENSES.  Client will reimburse Contractor for the following expenses:


Out of pocket T&E expenses, receipted


NOTE: This Project Assignment is governed by the terms of an Independent Contractor Services Agreement in effect between Client and Contractor. In the event that any item in this Project Assignment is inconsistent with that Agreement, the terms of this Project Assignment shall govern, but only with respect to the services set forth in this Project Assignment.


Signed: /s/ Zvi Alon                   /s/ Shelley A. Harrison
                    ---------------                           ------------------
       for Client                      Contractor

Dated: 05/28/03


                                      A-1.

                                    EXHIBIT B

                         CONFLICT OF INTEREST DISCLOSURE


                                      B-1.

                                    EXHIBIT C

                          PRIOR WORK PRODUCT DISCLOSURE

        1. Except as listed in Section 2 below, the following is a complete list of all Prior Work Product that have been made or conceived or first reduced to practice by Contractor alone or jointly with others prior to my engagement by
Client:

    [ ] No inventions or improvements.

    [ ] See below:

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

    [ ] Additional sheets attached.

        2. Due to a prior confidentiality agreement, Contractor cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which Contractor owes to the following party(ies):

     INVENTION OR IMPROVEMENT            PARTY(IES)                  RELATIONSHIP
1.
     ------------------------      ------------------------      ------------------------

2.
     ------------------------      ------------------------      ------------------------

3.
     ------------------------      ------------------------      ------------------------

     [ ] Additional sheets attached.


                        BACKGROUND TECHNOLOGY DISCLOSURE

        The following is a list of all Background Technology which Contractor intends to use in performing under this Agreement:

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------




                                      C-1.

                                    EXHIBIT D

                             ASSIGNMENT OF COPYRIGHT



        For good and valuable consideration which has been received, the undersigned sells, assigns and transfers to Client, a Delaware corporation, and its successors and assigns, the copyright in and to the following work, which was created by the following indicated author(s):

Title:
      ---------------------------

Author(s):
          ---------------------------


Copyright Office Identification No. (if any):
                                              ---------------------------


and all of the right, title and interest of the undersigned, vested and contingent, therein and thereto.

        Executed this               day of            , 20        .

                                  Signature:
                                            ------------------------------------

                                  Printed Name:
                                               ---------------------------------